Exhibit 1.2

MC-269366 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that PPDAI Group Inc. having by Special resolution dated 5th day of November Two Thousand Nineteen changed its name, is now incorporated under name of FinVolution Group When translated in English is, (Xin Ye Technology) REGISTRAR OF COMPANIES EXEMPTED CAYMAN ISLANDS Given under my hand and Seal at George Town in the Island of Grand Cayman this 6th day of November Two Thousand Nineteen An Authorised Officer, Registry of Companies, Cayman Islands. Authorisation Code : 110686980274 www.verify.gov.ky 07 November 2019